UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 2, 2020
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	LULU	Nasdaq Global Select Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the announcement described in Item 8.01 below, lululemon announced that, for the next three months, its senior leadership team will take a temporary 20% reduction in salaries and members of the board of directors will temporarily forgo their cash retainer compensation for board service.

Item 8.01.	Other Events.
On April 2, 2020, lululemon announced certain actions in its continuing response to the changing business environment as impacted by the outbreak of the COVID-19 coronavirus disease, including that its stores in North America, Europe, Malaysia, Australia, and New Zealand will remain closed until the company believes they can safely reopen.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

99.1	Press release issued on April 2, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: April 3, 2020	/s/ PATRICK J. GUIDO
Patrick J. Guido
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on April 2, 2020.